Exhibit 10.2 f

AMENDMENT NO. 5

TO THE

2005 CEDAR SHOPPING CENTERS, INC.

DEFERRED

COMPENSATION PLAN

WHEREAS, Cedar Shopping Centers, Inc. (the “Company”) adopted the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan (the “Plan”); and

WHEREAS, effective November 9, 2011, the Company formally changed its name to Cedar Realty Trust, Inc.; and

WHEREAS, the Company entered into an employment agreement with Bruce J. Schanzer, dated as of May 31, 2011 (the “Schanzer Employment Agreement”), which provides for certain share awards with vesting provisions significantly different from the Company’s customary Share Deferral Awards; and

WHEREAS, Section 8.1 of the Plan generally permits the Board of Directors of the Company to amend the Plan; and

WHEREAS, the Board of Directors of the Company now desires to amend the Plan (i) to reflect the change of the name of the Company, (ii) to better coordinate the deferral period with the terms of the share awards provided for in the Schanzer Employment Agreement and (iii) to amend the Plan in certain other respects;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	The Plan is hereby renamed the “2005 Cedar Realty Trust, Inc. Deferred Compensation Plan.”

2.	The Preamble of the Plan is hereby amended to read in its entirety as follows:

“The purpose of this Plan (as herein below defined) is to enable select employees and directors of the Company (as hereinbelow defined) to defer compensation in accordance with the terms and conditions set forth herein. The Plan shall be effective as of the Effective Date.”

3.	Section 1.1(l) of the Plan is hereby amended to read in its entirety as follows:

“(l) ‘Company’ shall mean (i) for periods prior to November 9, 2011, Cedar Shopping Centers, Inc. and (ii) for periods on and after November 9, 2011, Cedar Realty Trust, Inc. and any successor thereto which adopts this Plan.”

4.	Section 1.1(dd) of the Plan is hereby amended to read in its entirety as follows:

“(dd) ‘Original Share Distribution Date’ with respect to any Share Deferral Account means the first business day of the January next following the third anniversary of the date on which units of Shares were first credited to the Participant’s Share Deferral Account, or such earlier date as set forth on Schedule A hereto. Notwithstanding the foregoing, in the event that Bruce J. Schanzer elects to defer some or all of the Shares granted under his Employment Agreement with the Company, dated as of May 31, 2011, the Original Share Distribution Date with respect to his Share Deferral Account relating to those Shares means the first business day of the January next following the later of 2018 or the third anniversary of the date on which the units of Shares were first credited to his Share Deferral Account.”

5.	Section 1.1(ff) of the Plan is hereby amended to read in its entirety as follows:

“(ff) ‘Plan’ shall mean (i) for periods prior to November 9, 2011, the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan and (ii) for periods on and after November 9, 2011, the 2005 Cedar Realty Trust, Inc. Deferred Compensation Plan, as set forth herein.”

6.	Section 1.1(qq) of the Plan is hereby amended to read in its entirety as follows:

“(qq) ‘Trust’ shall mean the 2005 Cedar Realty Trust, Inc. Deferred Compensation Plan Trust (known prior to November 9, 2011 as the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Trust) created by the Company pursuant to Section 3.5 hereof, to assist the Company in meeting its obligations under this Plan, substantially in the Form of Exhibit A attached hereto, as amended from time to time.”

7.	Section 4.1(a) of the Plan is hereby amended to add a clause (v) to the end thereof, to read in its entirety as follows

“(v) Notwithstanding anything in the Plan to the contrary, for each Plan Year, Bruce J. Schanzer may elect to defer some or all of the Shares granted under his Employment Agreement with the Company, dated as of May 31, 2011, with respect to such Plan Year. Any such election shall be treated as a Share Deferral under Section 4.1(a)(i) and shall be subject to the same terms and conditions as a Share Deferral under Section 4.1(a)(i) except to the extent otherwise provided herein. Any such election shall specify whether it applies to (A) the 250,000 Shares to be granted as of the first business day of any Plan Year in satisfaction of clause (B) of the penultimate sentence of Section 3.1(c) of the Employment Agreement or (B) any other Shares granted to Bruce J. Schanzer in such Plan Year, or both.”

8.	This Amendment shall be effective as follows:

a. Paragraphs 1, 2, 3, 5 and 6 of this Amendment shall be effective as of November 9, 2011;

b. Paragraphs 4 and 7 of this Amendment shall be effective as of December 14, 2011.

9.	Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the Company as of the 14th day of December, 2011.

CEDAR REALTY TRUST, INC. (formerly known as CEDAR SHOPPING CENTERS, INC.)

By:	/s/ Brenda J. Walker
Name: Brenda J. Walker
Title: Vice President

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